UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  November 13, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009, Xethanol BioFuels, LLC (“Xethanol BioFuels”), a wholly owned subsidiary of Global Energy Holdings Group, Inc. (the “Company”), entered into an agreement dated August 31, 2009 (the “Agreement”) with Fiberight, LLC for the sale by Xethanol BioFuels of the Company’s Blairstown, Iowa ethanol facility (the “Facility”) for a cash purchase price of $1.65 million.  The sale of the Facility pursuant to the Agreement was completed on November 17, 2009.  Prior to the closing, the purchaser paid to Xethanol Biofuels deposits aggregating $330,000, which were applied as a credit to the purchase price at closing.

The Company had produced ethanol from corn feedstock at the Facility through May 1, 2008, at which time the Company ceased production of ethanol in an effort to reduce operating losses.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On November 13, 2009, the Board of Directors of Global Energy Holdings Group, Inc. (the “Company”) accepted the resignation of Mr. Michael Ellis, the Company’s Chief Operating Officer and Executive Vice President and the President of Global Energy Systems, Inc., a wholly owned subsidiary of the Company, effective as of the close of business on November 13, 2009.  The Company has not identified a replacement for Mr. Ellis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: November 19, 2009	By:	/s/ Jimmy L. Bobo
Jimmy L. Bobo
Chief Executive Officer